UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2022, in recognition of his 22 years of exemplary service to Horizon Bancorp, Inc. (“Horizon” or the “Company”) and its wholly–owned subsidiary bank, Horizon Bank, the Compensation Committee of Horizon approved the acceleration of vesting on 2,623 shares of restricted stock held by Mr. Jim Neff, the President of Horizon and Horizon Bank, which would have otherwise been forfeited in connection with his retirement on March 31, 2022. The 2,623 shares of restricted stock had a value of $52,539 based upon Horizon's shares price of $20.03 as of March 15, 2022. Due to Mr. Neff's early retirement, he will forfeit other equity awards representing 2,177 shares of restricted stock and 19,202 shares of restricted stock units that have performance based vesting criteria for a combined estimated value at target of $428,221. The Company will not incur any additional expense in connection with the acceleration of awards representing the 2,623 shares since the cost of those restricted shares has been accrued since date of issuance.

Mr. Neff's retirement and the other terms and conditions thereof were previously reported by Horizon on Form 8–K filed with the Securities and Exchange Commission on January 26, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 16, 2022	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer

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